UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Dorman Products, Inc.
(Name of the Registrant as Specified In Its Charter)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 16, 2017.

DORMAN PRODUCTS, INC.

WELLS FARGO SHAREOWNER SERVICES

1110 CENTRE POINTE CURVE

SUITE 101

MENDOTA HEIGHTS, MN 55120

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 17, 2017
Date: May 16, 2017 Time: 8:30 a.m.
Location:	Offices of Blank Rome, LLP
One Logan Square
18th & Cherry St.
Philadelphia, PA 19103

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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How to Access the Proxy Materials

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Voting Items

The Annual Meeting of Shareholders of Dorman Products, Inc. has been called to consider and act upon the following matters:

The Board of Directors recommends you vote FOR the following six directors:

1.	Election of Directors

Nominees:

01) Steven L. Berman	04) Paul R. Lederer
02) Mathias J. Barton	05) Richard T. Riley
03) John J. Gavin	06) G. Michael Stakias

The Board of Directors recommends you vote FOR the following proposal:

2.	Advisory approval of the compensation of our named executive officers.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3.	Advisory vote on the frequency of the advisory vote on named executive officer compensation.

The Board of Directors recommends you vote FOR the following proposal:

4.	Approval of amendments to our Amended and Restated Articles of Incorporation and Amended and Restated By-laws to implement a majority voting standard for uncontested director elections.

The Board of Directors recommends you vote FOR the following proposal:

5.	Approval of an amendment to our Amended and Restated Articles of Incorporation to eliminate cumulative voting in director elections.

The Board of Directors recommends you vote FOR the following proposal:
6.	Approval of an amendment to our Amended and Restated By-laws to increase the maximum number of directors to nine members.

The Board of Directors recommends you vote FOR the following proposal:

7.	Approval of the Dorman Products, Inc. Employee Stock Purchase Plan.

The Board of Directors recommends you vote FOR the following proposal:

8.	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

If the Annual Meeting of Shareholders is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting of Shareholders is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth herein.